Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Freeport-McMoRan Copper & Gold Inc. of our reports dated February 26, 2007, with respect to the consolidated financial statements of Freeport-McMoRan Copper & Gold Inc., Freeport-McMoRan Copper & Gold Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Freeport-McMoRan Copper & Gold Inc., included in the 2006 Annual Report to Shareholders of Freeport-McMoRan Copper & Gold Inc. and to the inclusion of our report dated February 26, 2007, on the financial statement schedules of Freeport-McMoRan Copper & Gold Inc. listed in Item 15(a) included elsewhere herein.

We consent to the incorporation by reference in the Registration Statements of Freeport McMoRan Copper & Gold Inc. on Form S-8 (Registration Nos. 33-63267, 33-63269, 33-63271, 333-85803, 333-105535, 333-115292 and 333-136084), Form S-3 (Registration Nos. 333-31584, 333-104564 and 333-114430) and Form S-4 (Registration Nos. 333-104563, 333-114217 and 333-139252), of our report dated February 26, 2007, with respect to the consolidated financial statements of Freeport-McMoRan Copper & Gold Inc. incorporated herein by reference, our report dated February 26, 2007, with respect to Freeport-McMoRan Copper & Gold Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Freeport-McMoRan Copper & Gold Inc., incorporated herein by reference, and our report with respect to the financial statement schedules of Freeport-McMoRan Copper & Gold Inc. included in this Annual Report (Form 10-K) of Freeport-McMoRan Copper & Gold Inc.

                                /s/ Ernst & Young LLP
New Orleans, Louisiana
February 26, 2007